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EXHIBIT B-4



                               SECURITY AGREEMENT

      SECURITY AGREEMENT, dated as of ___________, 2002, by and between VERMONT YANKEE NUCLEAR POWER CORPORATION, a Vermont corporation ("Vermont Yankee" or "Debtor") having a principal office at _____ Old Ferry Road, Brattleboro, Vermont 05301, and ENTERGY NUCLEAR VERMONT YANKEE, LLC, a Delaware limited liability company having a principal office at 185 Old Ferry Road, Brattleboro, Vermont 05301 (the "Secured Party").

                                   WITNESSETH:

      WHEREAS, Vermont Yankee and the Secured Party have entered into a Purchase and Sale Agreement (the "PSA"), dated as of August 15, 2001, pursuant to which Vermont Yankee agreed to sell and assign to the Secured Party certain assets and liabilities, including Vermont Yankee's operating nuclear powered generating plant (the "Plant"), which transaction is being consummated on the date hereof, and a Power Purchase Agreement (the "PPA"), dated _______ __, 2001, pursuant to which Vermont Yankee agreed to purchase from the Secured Party certain products to be produced by the Plant after the closing of the sale for resale at wholesale to certain of Vermont Yankee's sponsoring utilities (the "Sponsors"); and

      WHEREAS, Vermont Yankee and each of its Sponsors have entered into certain amendatory agreements that modify the Power Contracts and Additional Power Contracts (as defined below) between said parties, which contracts as so modified have been approved by the Federal Energy Regulatory Commission and provide for the resale to such Sponsors of the energy and ancillary products to be purchased by Vermont Yankee pursuant to the PPA and obligate the Sponsors to make certain payments to Vermont Yankee in addition to the power purchase payments, including payments in respect of costs incurred by Vermont Yankee under the PSA; and

      WHEREAS, the parties hereto desire that this Security Agreement be entered into for the purpose of securing the interests of the Secured Party under the PSA and PPA.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. The following terms shall have the following meanings, unless the context otherwise requires:


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      "Additional Power Contracts" means the several separate Additional Power
Contracts, dated as of February 1, 1984, as amended by the 2001 Amendatory Agreements, between Vermont Yankee and each of the Sponsors.

      "Amended Power Contracts" means the Power Contracts and the Additional Power Contracts, each as amended and in effect from time to time.

      "Code" means the Uniform Commercial Code as in effect in the State of Vermont from time to time.

      "Collateral" has the meaning set forth in Section 2(a).

      "Default" or "Event of Default" means any of the following: (a) failure by any Sponsor to make its monthly payment under its Amended Power Contract when due and such failure continues for three (3) days; (b) failure by Vermont Yankee to make a payment under Section 5 of the PPA when due and such failure continues for three (3) days; (c) failure by Vermont Yankee to pay any PSA Obligation (as defined in the Amended Power Contract) when due and such failure continues for twenty (20) days; (b) filing of a voluntary or involuntary petition by or against Vermont Yankee or any Sponsor seeking reorganization, arrangement, readjustment of its debts or other relief under the Bankruptcy Code, as amended.

      "Power Contracts" means the separate Power Contracts dated as February 1, 1968, as amended through the 2001 Amendatory Agreement, between Vermont Yankee and each of the Sponsors

      "PPA" has the meaning set forth in the recitals hereto.

      "PSA" has the meaning set forth in the recitals hereto.

      "Secured Party Obligations" means the payments, if any, owed by Vermont Yankee pursuant to Sections 3(g), 5, 7(h) and 9 of the PPA, if any, and Sections 2.4, 6.11(b), 6.12 and 9.1(b) of the PSA, if any.

      "Secured Party Payments" means the portion of each monthly payment owed by Sponsors to Vermont Yankee pursuant to (i) clause (D) of Section 7 of each of the Amended Power Contracts and described therein as "Vermont Yankee's PSA Obligations, if any, for such month", (ii) clause (E) of Section 7 of each of the Amended Power Contracts and described therein as "Vermont Yankee's PPA Obligations, if any, for such month" and (iii) clause (a) of Section 7A of each Amended Power Contracts and described therein as "Purchase of Future Power";

      "Sponsor" means each of Central Vermont Public Service Corporation, Green Mountain Power Corporation, New England Power Company, The Connecticut Light and Power Company, Central Maine Power Company, Public Service Company of New Hampshire, Western


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Massachusetts Electric Company and Cambridge Electric Company; and "Sponsors"
means two or more of the foregoing.

      "2001 Amendatory Agreements" means the separate 2001 Amendatory Agreements, dated as of September , 2001, between Vermont Yankee and each of the Sponsors.

2. Grant of Security Interest. (a) As collateral security for the prompt and complete payment and performance of the Secured Party Obligations, the Debtor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party, and hereby grants to the Secured Party a security interest in, all the Debtor's right, title and interest in and to the Secured Party Payments which the Debtor is entitled to receive and collect under each of the Amended Power Contracts (collectively called the "Collateral").

      (b) The security interest granted by clause (a) above is and shall be a first priority security interest.

3. Assignment of Rights, Powers and Privileges. In addition to the above security interest granted in Section 2 hereof and without limitation of any of the other rights and remedies provided for in this Security Agreement, the Debtor hereby irrevocably assigns and transfers to the Secured Party, absolutely and not merely as collateral security, the right to exercise any and all of the Debtor's rights, remedies, powers and privileges, but none of its obligations, duties or liabilities, with respect to the Secured Party Payments or any other rights, remedies, powers and privileges, under or arising out of the Amended Power Contracts, including, without limitation, the Debtor's right and/or power to (a) take or refrain from taking any action under the Amended Power Contracts, or (b), pursue any right or remedy with respect to any default
      by the Debtor or any Sponsor.   In furtherance of the foregoing, and
      without limiting the generality of the power granted in Section 7(a) hereof, the Debtor hereby irrevocably constitutes and appoints the Secured Party, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Secured Party's discretion, to exercise any and all such rights, remedies, powers or privileges.

4. Grant of License. Notwithstanding the foregoing, until notified by the Secured Party of a Default or Event of Default under this Security Agreement, the Debtor shall have a revocable license to exercise its rights under the Amended Power Contracts, including the collection of the Secured Party Payments.

5. Liabilities under Agreements. It is expressly agreed that, anything contained herein to the contrary notwithstanding, (a) Vermont Yankee shall at all times remain liable to observe and perform all of its respective duties and obligations under the PSA, PPA and Amended Power Contracts to the same extent as if this Security Agreement had not been executed; (b) the exercise by the Secured Party of any of the rights assigned hereunder shall not release the Debtor or any Sponsor from any of their respective duties or


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      obligations under the Amended Power Contracts; and (c) the Secured Party shall not have any obligations or liability under the Amended Power Contracts by reason of or arising out of this Security Agreement or the receipt by the Secured Party of any payment under the Amended Power Contracts, nor shall the Secured Party be obligated to perform or fulfill any of the duties or obligations of the Debtor under the Amended Power Contracts or to make any payments thereunder, or to make any inquiry as to the nature or sufficiency of any payment received by it thereunder, or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6. Covenants. The Debtor covenants and agrees with the Secured Party that from and after the date of this Security Agreement and until the Secured Party Obligations are fully satisfied:

      (a) Further Documentation. At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver any and all documents and take such further action as the Secured Party may reasonably deem desirable in obtaining the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Code with respect to the liens and security interests granted hereby. The Debtor also hereby authorizes the Secured Party to file any such financing or continuation statements without the signature of the Debtor to the extent permitted by applicable law.

      (b) Maintenance of Records. The Debtor will keep and maintain at its own cost and expense records satisfactory to the Secured Party of the Collateral including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Debtor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interest granted hereby. For the Secured Party's further security, the Debtor agrees that the Secured Party shall have access to all of the Debtor's books and records pertaining to the Collateral during the term of this Security Agreement and the Debtor shall deliver and, upon the occurrence and continuance of a Default hereunder, turn over any such books and records to the Secured Party or its representatives at any reasonable time on demand of the Secured Party. The Secured Party and the Debtor shall have the right at all reasonable times to inspect and copy such books and records which are in the possession of the other.

      (c) Indemnification. In any suit, proceeding or action brought by the Secured Party under the PPA or Amended Power Contracts for any sum owing thereunder, or to


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            enforce any provisions thereof, the Debtor will save, indemnify and keep the Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the obligee thereunder, arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee from the Debtor.

7. Secured Party's Appointment as Attorney-in-Fact. (a) The Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable in the judgment of the Secured Party to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Secured Party the power and right, on behalf of the Debtor without notice to or assent by the Debtor, to do the following:

      (i) upon the occurrence and continuance of a Default, to ask, demand, collect, receive and give acquittances and receipts for any and all monies due and to become due, or any performance to be rendered, under the Amended Power Contracts, PSA or PPA and, in the name of the Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under Amended Power Contracts, PSA or PPA with respect to the Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any all such monies due or securing any performance to be rendered under the Amended Power Contracts, PSA or PPA;

      (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

      (iii) upon the occurrence and continuance of any Default, (A) to direct any party liable for any payment or performance under any of the Amended Power Contracts to make payment of any and all monies due and to become due thereunder with respect to the Collateral or to render any performance provided for therein directly to the Secured Party or as the Secured Party shall direct; (B) to receive payment of and receipt for any and all monies and other amounts due and to become due at any time with respect to the Collateral; (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof or Proceeds relating thereto and to enforce any other right in respect of any Collateral; (D) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral (it being understood that Debtor shall have the right to participate in the defense of any suit, action or proceeding);
(E) to settle, compromise or adjust any suit,


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action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; and (F) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and the Debtor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the security interest purported to be created therein in favor of the Secured Party, in order to effect the intent of this Security Agreement, all as fully and effectively as the Debtor might do.

      The power of attorney under this Security Agreement is a power coupled with an interest and shall be irrevocable.

      (b) The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor or any Sponsor or, except as otherwise agreed to by the Secured Party, any other party for any act or failure to act, except for its gross negligence or willful misconduct, unless a higher standard is imposed by law.

8. Performance by Secured Party of Debtor's Obligations. If the Debtor fails to perform or comply with any of its agreements contained herein, in the PSA, PPA or Amended Power Contracts, and the Secured Party, as provided for by the terms of this Security Agreement, itself performs or complies, or otherwise causes performance or compliance, with such agreements, the reasonable expenses of the Secured Party incurred in connection with such performance or compliance, shall be payable by the Debtor to the Secured Party on demand and until such payment shall constitute obligations secured hereby.

9. Remedies, Rights Upon Default. (a) If an Event of Default shall occur and be continuing, the Secured Party may exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Party Obligations, all rights and remedies of a secured party under the Code.

      (b) The Debtor also agrees to pay all reasonable costs of the Secured Party, including attorneys' fees and expenses, incurred with respect to the collection of any of the Secured Party Obligations and the enforcement of the Secured Party's rights hereunder.

      (c) Except as otherwise expressly provided in Section 9 (a) above, the Debtor hereby waives presentment, demand, or protest (to the extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.


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10.   Limitation on Secured Party's Duty in Respect of Collateral. Beyond the
      safe custody thereof, the Secured Party shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

11. Notices. Any notice to the Secured Party hereunder shall be deemed to have been duly given when delivered or when deposited in the mail, first class postage prepaid, addressed: if to the Secured Party, at

            If to Secured Party, at

                       Entergy Nuclear Vermont Yankee, LLC

                       _____________________________

                       _____________________________

                       with copy to:

                       _____________________________

                       _____________________________

                       _____________________________

            If to Vermont Yankee, at

                       Vermont Yankee Nuclear Power Corporation
                       195 Old Ferry Road
                       Brattleboro, VT 05302-7002
                       Attn: _____________________

                       with copy to:

                       Downs Rachlin & Martin PLLC
                       90 Prospect Street
                       P.O. Box 99
                       St. Johnsbury, VT  05819
                       Attention:  Nancy S. Malmquist, Esq.

12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and to this end, the provisions of this Security Agreement are deemed severable. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


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13.   No Waiver; Cumulative Remedies; Amendments.  The Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Secured Party, and then only to the extent therein set forth. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power or privilege hereunder preclude any other or further exercise thereof, nor shall any single or partial exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Secured Party.

14. Successors and Assigns; Governing Law. This Security Agreement and all obligations of the Debtor hereunder shall be binding upon the successors and assigns of the Debtor, and shall inure to the benefit of the Secured Party and its respective successors and assigns. This Security Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Vermont.

15. Financing Statement. A carbon, photographic, or other reproduction of this Security Agreement is sufficient as a financing statement.

      IN WITNESS WHEREOF, the Debtor and the Secured Party have each caused this Security Agreement to be executed by its duly authorized officer on the date first set forth above.

                              ENTERGY NUCLEAR VERMONT YANKEE, LLC

                              By __________________________________



                              VERMONT YANKEE NUCLEAR POWER
                               CORPORATION

                              By __________________________________


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